                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               EPICEPT CORPORATION

                                   ----------

     EpiCept Corporation, a Delaware corporation (the "CORPORATION"), does hereby certify that:

     FIRST: The name of the Corporation is "EpiCept Corporation." The Corporation was originally incorporated under the name "American Pharma-Liedtke, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 9, 1993 as amended on March 19, 1993, September 8, 1994, May 27, 1994, February 8, 1996, April 18, 1997,
November 18, 1999, January 26, 2000 and December 21, 2000. The name of the Corporation was changed to "EpiCept Corporation" pursuant to an amendment to the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on November 19, 1999.

     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE") amends and restates in its entirety the present Certificate of Incorporation of the Corporation, as amended, and has been approved in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD: The Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

     FOURTH: Upon the filing of the Certificate with the Secretary of State of the State of Delaware, the Certificate of Incorporation of the Corporation, as amended, shall be restated in its entirety to read as set forth on Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, DOES HEREBY CERTIFY, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, such officer has hereunto set his hand as of ___, 2005.

                                        EPICEPT CORPORATION


                                        ----------------------------------------
                                        Name: Jack V. Talley
                                        Title: Chief Executive Officer


ATTEST BY:


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               EPICEPT CORPORATION

                                   ----------

                                 ARTICLE FIRST

     The name of the corporation is EpiCept Corporation ( the "CORPORATION").

                                 ARTICLE SECOND

     The address of the registered office of the Corporation in the State of Delaware is CT Corporation System, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

                                 ARTICLE FOURTH

     A.   AUTHORIZED SHARES

     The total number of shares of capital stock which the Corporation has authority to issue is 55,000,000, consisting of (i) 50,000,000 shares of common stock of the Corporation, par value $0.0001 per share (the "COMMON STOCK") and
(ii) 5,000,000 shares of preferred stock of the Corporation, $0.0001 par value per share (the "PREFERRED STOCK").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

     B.   COMMON STOCK

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders of the Corporation, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate. There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote (including shares entitled to vote on an as-converted basis), irrespective of the provisions of Section 242(b)(2) of the DGCL.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

     C.   PREFERRED STOCK

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Discrete series of Preferred Stock shall not be construed to constitute discrete classes of shares for the purposes of voting by classes unless expressly provided.

     1. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by Delaware law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

                                 ARTICLE FIFTH

     This ARTICLE FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

     1. Number of Directors. The number of directors of the Corporation shall not be less than two. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation (as amended from time to time, the "BY-LAWS").

     2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-laws.

     4. Terms of Office. Except as provided in Section 6 of this ARTICLE FIFTH, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2006; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2007; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2008; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

     5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     6. Removal. The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least 75% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

     7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

     8. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders of the Corporation before either an annual or special meeting of stockholders shall be given in the manner provided by the By-laws.

     9. Amendment to Article. Notwithstanding any other provisions of law, this Certificate or the By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the By-laws, the affirmative vote of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this ARTICLE FIFTH.

                                 ARTICLE SIXTH

     1. Indemnification. To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. The Corporation shall, to the fullest extent permitted under the DGCL or applicable law and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "INDEMNITEE"), or by reason of any action alleged to have been taken or omitted in such capacity, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this ARTICLE SIXTH, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was authorized in the specific case by the Board of Directors.

     2. Advance of Expenses. Notwithstanding any other provisions in this Certificate, the By-laws, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall, to the fullest extent not prohibited by applicable law, advance payment of expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this ARTICLE SIXTH. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment. The indemnification and advancement of expenses provided by this ARTICLE SIXTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation.

     3. Subsequent Amendment. No amendment, termination or repeal of this ARTICLE SIXTH or of the relevant provisions of the DGCL or any other applicable laws shall (i) adversely affect any right or protection of a director of the Corporation existing under this ARTICLE SIXTH with respect to any act or omission occurring prior to such repeal or modification or (ii) affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     4. Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE SIXTH.

     5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary of the Corporation, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE SIXTH in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE SIXTH shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     6. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this ARTICLE SIXTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the DGCL.

     8. Savings Clause. If this ARTICLE SIXTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE SIXTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                ARTICLE SEVENTH

     In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the By-laws. The By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 75% of the votes which all the stockholders of the Corporation would be entitled to cast in any annual election of directors or class of directors, in addition to any other vote required by this Certificate. Notwithstanding any other provisions of law, this Certificate or the By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all the stockholders of the Corporation would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this ARTICLE SEVENTH.

                                 ARTICLE EIGHTH

     The Corporation is to have perpetual existence.

                                 ARTICLE NINTH

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and to add thereto any other provision authorized by the laws of the State of Delaware, and except as expressly provided herein, all rights, preferences and privileges conferred upon stockholders, directors or officers of the Corporation or any other person are granted subject to this reservation.

                                 ARTICLE TENTH

     The Corporation expressly elects to be governed by Section 203 of the DGCL.

                                ARTICLE ELEVENTH

     The Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

     In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

                                ARTICLE TWELFTH

     Special meetings of stockholders of the Corporation may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders of the Corporation shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate or the By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the By-laws, the affirmative vote of 75% of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this ARTICLE TWELFTH.

                               ARTICLE THIRTEENTH

     At any time during which a class of capital stock of the Corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate or the By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the By-laws, the affirmative vote of 75% of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this ARTICLE THIRTEENTH.

                               ARTICLE FOURTEENTH

     1. Dividends. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the Board of Directors may deem to be in the interest of the Corporation; and the Board of Directors shall likewise have power to determine in its discretion, except as herein otherwise provided, what part

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of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     2. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board of Directors. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

     The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     3. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders of the Corporation; and no stockholder of the Corporation shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     4. Location of Meetings, Books and Records. Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of the State of Delaware, may keep the books of the Corporation outside the State of Delaware at such places as may, from time to time, be designated by the Board of Directors or by the By-laws.